Exhibit 16.1

Audit • Tax • Advisory

Grant Thornton LLP

200 S Orange Avenue, Suite 2050

Orlando, FL 32801-3410

T 407.481.5100

F 407.481.5190

www.GrantThornton.com

March 6, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Parabel, Inc.

File No. 000-24836

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Parabel, Inc. dated March 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP